CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Information Statement/Prospectus dated May 22, 2026 included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-14, File No. 333-295045) of Voya Variable Portfolios, Inc.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2026, and each included in Post-Effective Amendment No. 104 to the Registration Statement (Form N-1A, File No. 033-05173) of Voya Variable Portfolios, Inc. and each incorporated by reference into the Combined Information Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We consent to the incorporation by reference of our report dated February 25, 2026, with respect to the financial statements and financial highlights of Voya RussellTM Mid Cap Growth Index Portfolio and Voya RussellTM Mid Cap Index Portfolio (two of the funds constituting Voya Variable Portfolios, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 22, 2026